EXHIBIT 10.17

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”), dated [●], 2016, to the Employment Agreement, dated March 15, 2016 (the “Employment Agreement”), by and between KGH Intermediate Holdco II, LLC (“KGH”) and James J. Venditto (the “Executive”), is made and entered into by and among KGH, the Executive and Keane Group, Inc. (“Keane”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties desire that KGH assign its rights and obligations under the Employment Agreement to Keane, effective as of the date of the consummation of an initial public offering by Keane of its equity securities pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act of 1933, as amended (such date, the “IPO Date”); and

WHEREAS, the Parties desire to amend the Employment Agreement as set forth herein, effective as of the dates provided herein.

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, the Parties hereby agree as follows:

1. Effective as of the IPO Date:

(a) KGH assigns and transfers to Keane, and Keane assumes and agrees to be bound by and perform, all of KGH’s rights and obligations under the Employment Agreement with no continuing obligation or liability of KGH thereunder;

(b) the Executive recognizes Keane as the successor-in-interest of KGH under the Employment Agreement and releases KGH from any obligation or liability under the Employment Agreement; and

(c) all references in the Employment Agreement to the “Company” shall be deemed to be references to Keane.

2. Effective as of the date hereof, the last sentence of Section 3.2 is replaced in its entirety to read as follows:

Notwithstanding anything herein to the contrary, the Executive may, and it shall not be considered a violation of this Agreement for the Executive to: (a) engage in or serve such professional, civic, trade association, charitable, community, educational, religious or similar types of organizations or speaking engagements, as the Executive may select; (b) subject to the prior approval of the Board of the Company (the “Board”), serve on the boards of directors or advisory committees of any entities, or engage in other business activities; and (c) attend to the Executive’s personal matters and/or the Executive’s and/or his family’s personal finances, investments and business affairs, so long as such service or activities described in clauses (a), (b) and (c) immediately preceding do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

3. Effective as of the date hereof, the definition of “Cause” set forth in Section 5.1 of the Employment Agreement is amended in its entirety to read as follows:

For the purposes of this Agreement, “Cause” means: (a) the Executive’s indictment, for conviction of or plea of no contest to a felony or any crime involving dishonesty or theft; (b) the Executive’s conduct in connection with the Executive’s employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (c) the Executive’s willful misconduct; (d) the Executive’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board; (e) the Executive’s material breach of the Executive’s obligations under this Agreement, including, but not limited to breach of the Executive’s restrictive covenants set forth in Section 6 hereof; (f) any acts of dishonesty by the Executive resulting or intending to result in personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates; or (g) the Executive’s failure to comply with a material policy of the Company, its subsidiaries or affiliates; provided however, that none of the events described in clauses (d), (e) or (g) of this sentence shall constitute Cause unless and until (x) the Board reasonably determines in good faith that a Cause event has occurred, (y) the Board notifies the Executive in writing describing in reasonable detail the event which constitutes Cause within five (5) days of its occurrence, and (z) if the grounds for Cause are reasonably curable, the Executive fails to cure such event within five (5) days after the Executive’s receipt of such written notice. For purposes of clause (c) of the prior sentence, no act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without a reasonable belief that the Executive’s action or omission was in the best interests of the Company. The Board shall make all determinations related to Cause.

4. Effective as of the date hereof, a new Section 8.13 is added to the Employment Agreement to read as follows:

8.13. Protected Rights.

(a) The Executive understands that this Agreement does not limit the Executive’s ability to communicate with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), including to report possible violations of federal law or regulation or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

(b) The Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (x) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Amendment as of the day and year first above mentioned.

KGH Intermediate Holdco II, LLC

By:
Name:
Title:

Keane Group, Inc.

By:
Name:
Title:

EXECUTIVE:

Name: James J. Venditto

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